Exhibit 4.38
EIGHTEENTH AMENDMENT
to
SECOND AMENDED AND RESTATED CREDIT AGREEMENT
          This EIGHTEENTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of October 30, 2006, by and among THERMADYNE INDUSTRIES, INC., a Delaware corporation (“Industries”), THERMAL DYNAMICS CORPORATION, a Delaware corporation (“Dynamics”), TWECO PRODUCTS, INC., a Delaware corporation (“Tweco”), VICTOR EQUIPMENT COMPANY, a Delaware corporation (“Victor”), C & G SYSTEMS, INC., an Illinois corporation (“C & G”), STOODY COMPANY, a Delaware corporation (“Stoody”), THERMAL ARC, INC., a Delaware corporation (“Thermal Arc”), PROTIP CORPORATION, a Missouri corporation (“ProTip”), THERMADYNE INTERNATIONAL CORP., a Delaware corporation (“International”, and collectively with ProTip, Thermal Arc, Stoody, C & G, Victor, Tweco, Dynamics and Industries, the “Borrowers”), the other persons designated as Credit Parties on the signature pages hereof, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation (“Agent”) and the Persons signatory thereto from time to time as Lenders. Unless otherwise specified herein, capitalized terms used in this Amendment shall have the meanings ascribed to them in Annex A to the Credit Agreement and the Intercreditor Agreement (each as hereinafter defined).
RECITALS
     WHEREAS, the Borrowers, the Credit Parties, Agent and Lenders have entered into that certain Second Amended and Restated Credit Agreement dated as of November 22, 2004 (as further amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”);
     WHEREAS, the Borrowers and the other Credit Parties have requested that Agent and Lenders amend certain provisions of the Credit Agreement; and
     WHEREAS, the Agent and Lenders have agreed to amend the Credit Agreement as set forth herein.
     NOW THEREFORE, in consideration of the mutual execution hereof and other good and valuable consideration, the parties hereto agree as follows:
          1. Amendment to Annex A. Annex A of the Credit Agreement is hereby amended by amending and restating the following definitions to read in their entirety as follows:
     ““EBITDA” means, with respect to any Person for any fiscal period, without duplication, an amount equal to (a) consolidated net income of such Person for such period determined in accordance with GAAP, minus (b) the sum of (i) income tax credits, (ii) interest income, (iii) gain from extraordinary items and dispositions of discontinued operations for such period, (iv) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets by such Person (including any fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets and all securities), and (v) any other non-cash gains that have been added in determining consolidated net income, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes, (ii) Interest Expense, (iii) loss from extraordinary items and dispositions of discontinued operations and from impairments for such period (which for the avoidance of doubt, such losses shall in no case include operating losses from discontinued operations), (iv) depreciation and amortization for such period, (v) amortized debt discount for such period, (vi) the amount of any deduction to consolidated net income as the result of any grant to any members of the management of such Person of any Stock, (vii) any non-recurring employee severance expenses (a) not to exceed $2,000,000 in the aggregate, accrued during the Fiscal Year ended December 31, 2005 and (b) not to exceed $ 1,000,000 in the aggregate, accrued during the Fiscal Year ended December 31, 2006, in each case to the extent included in the calculation of consolidated net income of such Person for such period in accordance with GAAP, but without duplication, (viii) amounts incurred, not to exceed $1,400,000 in the aggregate, prior to June 30, 2006, in connection with modifications of the 9 1/4% Senior Subordinated Notes due 2014 and the Fourteenth Amendment to this Agreement and Amendment No. 14 and Consent to the Second Lien Credit Agreement, (ix) amounts incurred, not to exceed $1,100,000 in the aggregate, during the Fiscal Quarter ended June 30, 2006, for audit and contractor fees relating to completion of 2005 Form 10-K and Form 10-Q for the Fiscal Quarter ended March 31, 2006, any restatements with respect to prior periods and audited financial statements related to any of the foregoing, (x) amounts incurred, not to exceed $400,000 in the aggregate, during the Fiscal Quarter ended September 30, 2006, for audit and contractor fees relating to completion of 2005 Form 10-K and Form 10-Q for the Fiscal Quarter ended March 31, 2006, any restatements with respect to prior periods and audited financial statements related to any of the foregoing or in connection with the transition from Ernst & Young LLP to other independent public accountants of recognized national standing, (xi) the accrual, net of any payment in cash, related to the net periodic post retirement benefits, (xii) consent fees, not to exceed $700,000 in the aggregate, paid on or subsequent to July 1, 2006, in connection with modifications of the 9 1/4% Senior Subordinated Notes due 2014, (xiii) amounts incurred, not to exceed $400,000 in the aggregate, on or subsequent to July 1, 2006, in connection with the Sixteenth Amendment and Limited Waiver to this Agreement and Amendment No. 16 and Consent to the Second Lien Credit Agreement and (xiv) any non-cash loss resulting from a revaluation of any interest rate swap (provided, however, that if the Second Lien Credit Agreement is not amended by June 30, 2007 to add a corresponding add-back to “EBITDA” as defined therein, EBITDA shall be calculated without giving effect to this clause (xiv) for purposes of calculating the Financial Covenants for all periods ending September 30, 2007 and thereafter), plus or minus as applicable (d) the impact of any net change in the Borrowers’ LIFO inventory reserve. For purposes of this definition, the following items shall be excluded in determining consolidated net income of a Person: (1) the income (or deficit) of any other Person accrued prior to the date it became a Subsidiary of, or was merged or consolidated into, such Person or any of such Person’s Subsidiaries; (2) the income (or deficit) of any other Person (other than a Subsidiary) in which such Person has an ownership interest, except to the extent any such income has actually been received by

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such Person in the form of cash dividends or distributions; (3) the undistributed earnings of any Subsidiary of such Person to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any contractual obligation or requirement of law applicable to such Subsidiary; (4) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period; (5) any write-up of any asset; (6) any net gain from the collection of the proceeds of life insurance policies; (7) any net gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of such Person; (8) in the case of a successor to such Person by consolidation or merger or as a transferee of its assets, any earnings of such successor prior to such consolidation, merger or transfer of assets; and (9) any deferred credit representing the excess of equity in any Subsidiary of such Person at the date of acquisition of such Subsidiary over the cost to such Person of the investment in such Subsidiary.”
     ““Fixed Charge Coverage Ratio” means, with respect to any Person for any fiscal period, the ratio of EBITDA to Fixed Charges (calculated without giving effect to any non-cash loss or gain resulting from a revaluation of any interest rate swap).”
          2. Amendment to Annex G. Clause (a)(iv) (Maximum Leverage Ratio) is hereby amended by replacing the phrase “5.75 for the Fiscal Quarter ending September 30, 2006*” with the phrase “5.95 for the Fiscal Quarter ending September 30, 2006*”.
          3. Representations and Warranties of Credit Parties. The Credit Parties represent and warrant that:
          (a) the execution, delivery and performance by the Credit Parties of this Amendment have been duly authorized by all necessary corporate action required on its part and this Amendment is a legal, valid and binding obligation of the Credit Parties enforceable against the Credit Parties in accordance with its terms except as the enforcement thereof may be subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and
          (b) after giving effect to this Amendment, each of the representations and warranties contained in the Credit Agreement is true and correct in all material respects on and as of the date hereof as if made on the date hereof, except to the extent that such representations and warranties expressly relate to an earlier date.
          4. Conditions To Effectiveness. This Amendment shall be effective upon the following (all in form and substance satisfactory to Agent):
          (a) execution and delivery of this Amendment by the Lenders and the Credit Parties;
          (b) the Agent shall have received payment of a $50,000 amendment fee; and

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          (c) payment in full of all fees, costs and expenses, including the reasonable fees, costs and expenses of counsel or other advisors for advice, assistance, or other representation in connection with this Amendment, as provided in Section 11.3(a) of the Credit Agreement.
          5. Reference To And Effect Upon The Credit Agreement.
          (a) The Credit Agreement and the other Loan Documents shall remain in full force and effect, as amended hereby, and are hereby ratified and confirmed.
          (b) The waiver and amendments set forth herein is effective solely for the purposes set forth herein and shall be limited precisely as written, and shall not be deemed to (i) be a consent to any amendment, waiver or modification of any other term or condition of the Credit Agreement or any other Loan Document, (ii) operate as a waiver or otherwise prejudice any right, power or remedy that the Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement or any other Loan Document or (iii) constitute a waiver of any provision of the Credit Agreement or any Loan Document, except as specifically set forth herein. Upon the effectiveness of this Waiver, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereof” and words of like import and each reference in the Credit Agreement and the Loan Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby. This Waiver shall be construed in connection with and as part of the Credit Agreement.
          6. Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAWS PROVISIONS) OF THE STATE OF NEW YORK.
          7. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.
          8. Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.
          9. Reaffirmation of Guaranties. The Credit Parties signatory hereto hereby reaffirm their Guaranties of the Obligations, taking into account the provisions of this Amendment.

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     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the date first written above.

LENDER:

GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent and Lender

By:	/s/ [ILLEGIBLE]

Duly Authorized Signatory

CREDIT PARTIES:

THERMADYNE INDUSTRIES, INC.

By:	/s/ Patricia S. Williams

Name:	PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

THERMAL DYNAMICS CORPORATION

By:	/s/ Patricia S. Williams

Name:	PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

TWECO PRODUCTS, INC.

By:	/s/ Patricia S. Williams

Name:	PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

VICTOR EQUIPMENT COMPANY

By:	/s/ Patricia S. Williams

Name:	PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

S-1

C & G SYSTEMS, INC.

By:	/s/ Patricia S. Williams

Name:	PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

STOODY COMPANY

By:	/s/ Patricia S. Williams

Name:	PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

THERMAL ARC, INC.

By:	/s/ Patricia S. Williams

Name:	PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

THERMADYNE INTERNATIONAL CORP.

By:	/s/ Patricia S. Williams

Name:	PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

PROTIP CORPORATION

By:	/s/ Patricia S. Williams

Name:	PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

THERMADYNE HOLDINGS CORPORATION

By:	/s/ Patricia S. Williams

Name:	PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

MECO HOLDING COMPANY

By:	/s/ Patricia S. Williams

Name:	PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

C&G SYSTEMS HOLDING, INC.

By:	/s/ Patricia S. Williams

Name:	PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

THERMADYNE AUSTRALIA PTY LTD.

By:	/s/ Patricia S. Williams

Name:	PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

DUXTECH PTY LTD.

By:	/s/ Patricia S. Williams

Name:	PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

CIGWELD PTY LTD.

By:	/s/ Patricia S. Williams

Name:	PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

QUETALA PTY. LTD.

By:	/s/ Patricia S. Williams

Name:	PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

QUETACK PTY. LTD.

By:	/s/ Patricia S. Williams

Name:	PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

THERMADYNE WELDING PRODUCTS CANADA LIMITED

By:	/s/ Patricia S. Williams

Name:	PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.

THERMADYNE INDUSTRIES LIMITED

By:	/s/ Patricia S. Williams

Name:	PATRICIA S. WILLIAMS
Title:	V. P. SECTY & G. C.